Exhibit 99.2

Dial-in Instructions:

Date: 4:30 PM ET April 7th 2014

Live Chairperson Dial In (United States): 877-407-9710

Simply ask to be placed into the AXION Conference Call

Earnings Call Script:

Operator: Greetings, ladies and gentlemen, and welcome to AXION International’s 2013 Year-End Earnings Conference Call. At this time, all participants are in a listen only mode.

A brief question and answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded.

It is now my pleasure to introduce Andrew Haag, Managing Partner of IRTH Communications.

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Andrew Haag: Thank you Manny I would like to welcome all of you to AXION International’s 2013 year-end earnings conference call. With us today is AXION’s President and CEO, Steve Silverman. After management’s statements, we will open the call up for a question and answer session. I also want to bring to your attention that a replay of this conference call will be available at the phone number provided on the earnings release issued earlier today. Now, before we get started, I will take a moment to read the Safe Harbor statement regarding today’s conference call.

This conference call will contain forward-looking statements within the meaning of the U.S. federal securities laws concerning AXION International Holdings, Inc. The forward-looking statements are subject to a number of significant risks and uncertainties, and actual results may differ materially. Please refer to the company’s filings with the SEC which contain and identify important risks and other factors that may cause AXION’s actual results to differ from those contained in its forward-looking statements. All forward-looking statements are made as of today, April 7th, 2014 and AXION expressly disclaims any obligation to revise or update any forward-looking statement after the date of this conference call.

Please note, that the filing of AXION’s 10-K has been delayed due to the company’s accounting team working with its auditors on recording the acquisition of Y City Recycling assets.

Now I’d like to turn the call over to Steve Silverman, AXION’s President and Chief Executive Officer, who will provide a review of AXION’s operational and financial results for the year ended December 31, 2013. Steve…

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Steve Silverman:

Thank you Andrew and thank you everyone for joining us on the call today.

Before we start the call today, I wanted to note that the filing of our 10k is delayed due to our accounting team working with our auditors on how to record the acquisition of the assets Y City Recycling. We expect to have our 10K filed by [XXXX].

Overall 2013 was a period of transformation and growth. We ended the year with operational and financial results that demonstrate our ability to execute all of our fundamentals successfully. More specifically, we shifted from being a Company of development and proof of concept, to a Company undergoing expansion on all fronts, consistently delivering solid growth and quality products that solve problems for our customers around the globe

Revenues for the year ended December 31, 2013 were $6.6 million, up 24% over revenues in the prior period of 2012, exceeding our expectations. Sales of ECOTRAX™ rail ties contributed approximately $5.3 million, while STRUXURE™ building products accounted for approximately $657,000 of 2013 revenues.

This has been a result of disciplined focus and our collaborative vision of being a leader in high quality recycled plastic and plastic composite technologies in our two divisions: Our Engineered Products and our Reprocessing Division. Our Engineered Products Division is very focused in expanding our revenues from our Rail Tie and Structure Mats Our recently added Reprocessing Division, now has two main revenue sources which are our sales of reprocessed plastic scrap and tolling.

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This year on our Engineered Products, we saw an increase in global demand for our ECOTRAX and STRUXURE products, and their transition from testing phase to repeat orders and new customer orders. We diversified our customer base during the year, with 40 new customers, grew our revenues, and also raised the bar on our internal performance standards.

Launch of AXION Recycled Plastics

In November, we made an asset purchase of Y City Recycling and launched our wholly-owned recycled plastics division called AXION Recycled Plastics. For those of you following our Company, we have indicated on our last few quarterly calls that we intended to decrease our cost and increase quality controls by vertically integrating our operations with the supply of materials. This opportunity immediately added to our top line revenue and enabled reduction in our supply chain costs for each of our products.

Today we have a variety of engineered products while improving all facets of the business including manufacturing, quality, material supply, sales and marketing. By operating in the raw material supply chain and processing our own material for production, we have the benefit of enhanced quality control and consistent, reliable sourcing.

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Shortly after having launched this subsidiary, we announced a multi- million, multi-year contract with one of the largest thermoplastics companies in the US. This development reinforced our business strategy and strengthened our presence as a provider of reprocessed plastics. We now operate reprocessing operations in Waco, Texas and in Zanesville, Ohio. Also during the 4th Quarter we closed our Jersey Headquarters and relocated the corporate offices to Zanesville, Ohio.

Increased Customer Adoption & Backlog #’s

We entered into 2013 with two major objectives: to become a vertically integrated manufacturer which I just touched on, and to achieve higher sales volumes from both existing and new customers.

AXION has taken tremendous strides in expanding our markets with regard to continued and new customer adoption of our products. For our Engineered Products, we made shipments to a total of 58 paying customers in 2013, with 40 of these being new customers. We also significantly expanded market adoption of our products around the world and improved our gross margins as we continued to increase our production volume on a year-over-year basis. Our trials around the globe remain on schedule and our products continue to perform well. In early 2013 we shipped our first order for installation in Europe for in track testing after 2 years of lab testing. We are happy to report that ECOTRAX is performing very well and the in-track trial is scheduled to conclude at the end of 2014. We also shipped our first orders to Russia after lab testing for many years. Our trials and testing continue with positive results in Australia as well, just to name a few

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Our sales, marketing and branding efforts, combined with a growing reputation of quality products have generated a sales pipeline consisting of approximately $30 Million in current sales opportunities 57 active opportunities with 51 potential customers for engineered products.

Update on ECOTRAX™

Our ECOTRAX products have transformed the composite rail tie industry as we have delivered great value to our customers. We continue to meet and exceed American Railway Engineering and Maintenance-of-Way Association (AREMA) standards and all of our products have also been tested to American Society of Testing and Materials (ASTM) standards. Rail operators are actively seeking alternatives to address the increasingly expensive maintenance and replacement issues associated with wooden ties and ECOTRAX® provides them with a solution on a global scale.

We sold to major transit lines in the U.S. which are current and repeat orders, including one Class 1 rail customer. We also shipped repeat purchase orders for ECOTRAX® rail ties to one of the largest multi-national chemical companies and multiple major domestic transit lines.

Internationally, we have gained significant traction. We completed in-track testing in Russia and received a second purchase order through in-country distributor and business partner TVEMA, a large international group of companies based in Moscow. As we have indicated in the past, Russia is a massive opportunity as their railway system is the second largest rail network in the world so there is a huge potential for widespread adoption throughout Russia’s rail network.

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We also began shipping to a second European railroad for in track testing through our European partner, Sicut Enterprises Limited, and expect to see more opportunities for sales orders through this partnership over the next 12 months. Additionally, Europe is a fantastic market for our products as the region is very serious about sustainability and the rail industry is very technologically advanced. Also, Europe is working against a deadline that will potentially ban the use of creosote treated wood products by 2018 so we are extremely excited about that as well.

As with much of AXION’s technology, we have worked closely with our customers, who are industry leaders, to advance and improve our products to better address the specific needs of the industries which we serve. As the rail industry moves toward heavier axle load trains and seeks to make itself a more efficient service provider, AXION has grown along with the industry. Using the same successful, patented formulations that have served as the basis of our products, we have further enhanced performance to better meet the rail industry’s evolving needs. These enhancements are a result of the investments we have made in personnel and systems in the areas of quality management, material sourcing, and manufacturing.

Update on STRUXURE®

Our STRUXURE infrastructure-grade building products have been generating a lot of exciting opportunities for us. Based on our construction mat’s field performance and the favorable life cycle cost to customers, we have received a high level of interest from both potential customers and distributors for this product. More recently, we have developed the in-house capability to fabricate the mats at our Waco facility. This will increase margins on our mats moving forward.

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The construction mat business offers a significant opportunity. Construction mats are used at infrastructure construction sites and oil and gas drilling and pipeline construction sites to support heavy equipment on unpaved, wet or soft surfaces. As indicated previously, based on talks with industry participants, we believe that in North America the traditional wood construction mat market is over $500 Million in annual sales. Wood construction mats have a lifecycle that is relatively short. Depending upon the length and location of use, wood mats can be considered disposable. At the end of a construction site job, they must be discarded because they have been torn up under the heavy weight of construction equipment treads. Our STRUXURE construction mats offer durability and long-term use.

In 2013 we sold STRUXURE products to counties in New York and Ohio for bridges, to numerous oil and gas pipeline and drilling contractors in the U.S. and Canada, and to coal mining industry for roof supports. One of our more significant events was our strategic distribution partnership with SPARTAN MAT. The Company produces and supplies crane mats and timber mats used for pipeline, wind farm, transmission and distribution lines and through them, we have been able to expand the awareness for all of our recycled structural composite matting solutions and establish a fabricated solution and a distribution supply chain to deliver mats to the market and customers through various distributors. In early January, we reported that we received a $150,000 purchase order for our 100% Recycled STRUXURE® Heavy Construction Mats from Spartan Mat which were distributed across the U.S. and Canada to midstream energy companies and civil contractors. Energy and civil construction projects are on the rise and we are at a trajectory of growth given the demand for more environmentally friendly solutions. We also anticipate closer larger orders similar to these moving forward. In the short period of time, we have already secured 5 separate orders from Spartan. We will also launch a lighter weight temporary road mat during the second quarter of 2014.

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Concluding the Call

We have come a long way to where we are today. Our relentless focus on the major fundamentals of our business has generated operational achievements and financial progress. Our objective remains to generate value creation for our shareholders and we are pleased with where we are today. By the end of 2013, we have built a company foundation from all facets including manufacturing, quality, material supply, sales and marketing. We have a sales and marketing focus in rail ties, STRUCTURE Mats and now our new reprocessing business that not only supports our engineered products business but also drives incremental and diverse revenue. This is a huge undertaking for any Company. We managed to do this successfully while strategically focusing on migrating away from contract manufacturing and diversifying our customer base. Today we can proudly say that AXION is a leader in this industry through the fostering of high value customer relationships and delivery of high quality/high value proprietary products, stemming from both our vertical integration and strong intellectual property.

We have a proprietary position that protects our technology and products with over 10 years of documented proven durability and zero failure. The technology has been built with leading scientists and engineers and we continue to test and improve our products in order to secure our market leadership in the segment that we have created- a whole new segment within our industry that promotes an eco-conscious, green infrastructure building materials. At AXION, we believe that being green doesn’t have to compromise excellence and superior performance along with global recognition and implementation proves this fact.

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Current backlog and sales initiatives in our pipeline are on schedule and sales opportunities give us a high degree of confidence that 2014 year-end revenues will exceed 2013. We are prudently managing our operations to further improve our margins and also our operational costs through tighter controls and higher quality standards.

As we have some good visibility for the first quarter of 2014, I would like to provide you with an outlook of our financial performance for the quarter. During the first quarter of 2014 we generated revenues in excess of $4 million. This is almost 70% of 2013 revenues and we are very confident that this is going to be a record year for the Company.

We are excited by our prospects for the year and look forward to updating our investors on our progress.

Andrew Haag:

That wraps up our formal discussion. Operator, we’ll now open the call for Q&A. After the Q&A, I’ll provide some closing comments.

Operator: Thank you.

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Operator’s instructions for asking questions.

Begin Q&A

Operator: Thank you.

Ladies and gentlemen, this concludes today’s teleconference. You may disconnect your lines at this time. Thank you for your participation.

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